UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2014 (June 16, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Fifth Amendment to Amended and Restated Credit Agreement

On June 16, 2014, Acadia Healthcare Company, Inc. (the “Company”) entered into a Fifth Amendment to its Amended and Restated Credit Agreement, dated as of December 31, 2012. The Fifth Amendment specifically permits the Company’s acquisition of Partnerships in Care, gives the Company the ability to incur a tranche of term loan B debt in the future through its incremental credit facility, and modifies certain of the restrictive covenants on miscellaneous investments and incurrence of miscellaneous liens. The restrictive covenants on investments in joint ventures and foreign subsidiaries were also amended such that the Company may now invest, in any given fiscal year, up to five percent (5%) of its total assets in both joint ventures and foreign subsidiaries, respectively; provided that the aggregate amount of investments in both joint ventures and foreign subsidiaries, respectively, may not exceed ten percent (10%) of its total assets over the life of the Amended and Restated Senior Credit Facility; provided further that the aggregate amount of investments made in both joint ventures and foreign subsidiaries collectively pursuant to the foregoing may not exceed fifteen percent (15%) of its total assets. Finally, the Fifth Amendment provided increased flexibility to the Company in terms of its financial covenants, as described in the charts below.

As amended by the Fifth Amendment, the Amended and Restated Credit Agreement requires the Company and its subsidiaries to comply with customary affirmative, negative and financial covenants. A breach of any of the restrictions or covenants in the Company’s debt agreements could cause a cross-default under other debt agreements. The Company may be required to pay all of its indebtedness immediately if it defaults on any of the numerous financial or other restrictive covenants contained in any of its material debt agreements. Set forth below is a brief description of such covenants, all of which are subject to customary exceptions, materiality thresholds and qualifications:

(a)	the affirmative covenants include the following: (i) delivery of financial statements and other customary financial information; (ii) notices of events of default and other material events; (iii) maintenance of existence, ability to conduct business, properties, insurance and books and records; (iv) payment of taxes; (v) lender inspection rights; (vi) compliance with laws; (vii) use of proceeds; (viii) further assurances; and (ix) additional collateral and guarantor requirements.

(b)	the negative covenants include limitations on the following: (i) liens; (ii) debt (including guaranties); (iii) investments; (iv) fundamental changes (including mergers, consolidations and liquidations); (v) dispositions; (vi) sale leasebacks; (vii) affiliate transactions; (viii) burdensome agreements; (ix) restricted payments; (x) use of proceeds; (xi) ownership of subsidiaries; (xii) changes to line of business; (xiii) changes to organizational documents, legal name, state of formation, form of entity and fiscal year; (xiv) prepayment or redemption of certain senior unsecured debt; and (xv) amendments to certain material agreements. The Company is generally not permitted to issue dividends or distributions other than with respect to the following: (w) certain tax distributions; (x) the repurchase of equity held by employees, officers or directors upon the occurrence of death, disability or termination subject to cap of $500,000 in any fiscal year and compliance with certain other conditions; (y) in the form of capital stock; and (z) scheduled payments of deferred purchase price, working capital adjustments and similar payments pursuant to the merger agreement or any permitted acquisition.

(c)	the financial covenants include maintenance of the following:

•	the fixed charge coverage ratio may not be less than 1.25:1.00 as of the end of any fiscal quarter;

•	as of the dates set forth below, the consolidated leverage ratio may not be greater than (i) if the Bridge Senior Unsecured Indebtedness (as defined in the Amended and Restated Credit Agreement) is not incurred, the ratio set forth in Column A and (ii) if the Bridge Senior Unsecured Indebtedness is incurred the ratio set forth in Column B:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio(1)
	Column A	Column B
June 30, 2014	5.75:1.0	7.25:1.0
September 30, 2014	5.75:1.0	7.25:1.0
December 31, 2014	5.50:1.0	6.50:1.0
March 31, 2015	5.50:1.0	6.50:1.0
June 30, 2015	5.50:1.0	6.50:1.0
September 30, 2015	5.50:1.0	6.50:1.0
December 31, 2015	5.25:1.0	5.75:1.0
March 31, 2016	5.25:1.0	5.75:1.0
June 30, 2016	5.25:1.0	5.75:1.0
September 30, 2016	5.25:1.0	5.75:1.0
December 31, 2016	5.00:1.0	5.00:1.0
March 31, 2017	5.00:1.0	5.00:1.0
June 30, 2017	5.00:1.0	5.00:1.0
September 30, 2017	5.00:1.0	5.00:1.0
December 31, 2017 and each fiscal quarter ending thereafter	4.50:1.0	4.50:1.0

(1)	The Company does not expect to incur Bridge Senior Unsecured Indebtedness.

•	The consolidated senior secured leverage ratio may not be greater than the amount set forth below as of the date opposite such ratio:

Fiscal Quarter Ending	Maximum Consolidated Senior Secured Leverage Ratio
June 30, 2014	3.75:1.0
September 30, 2014	3.75:1.0
December 31, 2014	3.75:1.0
March 31, 2015 and each fiscal quarter ending thereafter	3.50:1.0

As of March 31, 2014, the Company was in compliance with all of the above covenants.

The interest rates and the unused line fee on unused commitments related to the Amended and Restated Senior Credit Facility are based upon the following pricing tiers:

Pricing Tier	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans	Unused Line Fee
1	<3.5:1.0	2.25%	1.25%	0.30%
2	≥3.5:1.0 but <4.0:1.0	2.50%	1.50%	0.35%
3	≥4.0:1.0 but <4.5:1.0	2.75%	1.75%	0.40%
4	≥4.50:1.0 but <5.25:1.0	3.00%	2.00%	0.45%
5	≥5.25:1.0	3.25%	2.25%	0.50%

Borrowings under the Amended and Restated Senior Credit Facility are guaranteed by each of the Company’s wholly-owned domestic subsidiaries (other than Park Royal and certain other excluded subsidiaries) and are secured by a lien on substantially all of the assets of the Company and its wholly-owned domestic subsidiaries (other than Park Royal and certain other excluded subsidiaries). Borrowings under the Amended and Restated Senior Credit Facility bear interest at a rate tied to the Company’s consolidated leverage ratio (defined as consolidated funded debt to consolidated EBITDA, in each case as defined in the Amended and Restated Senior Credit Facility). The Applicable Rate (as defined in the Amended and Restated Senior Credit Facility) for borrowings under the Amended and Restated Senior Credit Facility was 2.75% for Eurodollar Rate Loans (as defined in the Amended and Restated Senior Credit Facility) and 1.75% for Base Rate Loans (as defined in the Amended and Restated Senior Credit Facility) at March 31, 2014. Eurodollar Rate Loans bear interest at the Applicable Rate plus the Eurodollar Rate (as defined in the Amended and Restated Senior Credit Facility) (based upon the LIBOR Rate (as defined in the Amended and Restated Senior Credit Facility) prior to commencement of the interest rate period). Base Rate Loans bear interest at the Applicable Rate plus the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate and (iii) the Eurodollar Rate plus 1.0%. As of March 31, 2014, borrowings under the Senior Secured Credit Facility bore interest at a rate of LIBOR plus 2.75%. In addition, the Company is required to pay a commitment fee on undrawn amounts under the revolving line of credit. The Company paid a commitment fee of 0.50% for undrawn amounts for the period from January 1, 2013 through February 12, 2014 and 0.40% for undrawn amounts for the period from February 13, 2014 through March 31, 2014. The Amended and Restated Senior Credit Facility matures on February 13, 2019.

The foregoing is only a summary of the material terms of the Fifth Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Senior Note Offering

On June 17, 2014, the Company issued a press release announcing it is proposing to issue $300 million aggregate principal amount of senior unsecured notes due 2022 to be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act. A copy of the press release is attached as Exhibit 99 to this Form 8-K.

Equity Offering Closing and Exercise of Underwriters’ Over-Allotment Option

As previously reported, Acadia entered into an underwriting agreement, dated June 11, 2014 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), and the selling stockholder named therein (the “Selling Stockholder”) in connection with the sale by Acadia (the “Offering”) of an aggregate of 7,727,273 shares (the “Firm Shares”) of Acadia’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $44.00 per share (the “Public Offering Price”). Pursuant to the Underwriting Agreement, Acadia and the Selling Stockholder granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 1,159,090 shares of Common Stock (the “Option Shares”), which includes up to 1,154,521 additional shares from Acadia and up to 4,569 additional shares from the Selling Stockholder, at the Public Offering Price.

On June 13, 2014, the Underwriters exercised their option to purchase all of the Option Shares.

The sale of the Firm Shares and the Option Shares is expected to be completed on June 17, 2014. The total net proceeds from the offering to Acadia, after underwriting discounts and commissions and estimated offering expenses, will be approximately $374.0 million. Acadia intends to use the net proceeds principally to fund its acquisition strategy, particularly the planned acquisition of Partnerships in Care, and otherwise for general corporate purposes. Acadia will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10	Fifth Amendment, dated June 16, 2014, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, NA (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99	Press release, dated June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: June 17, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10	Fifth Amendment, dated June 16, 2014, to the Amended and Restated Credit Agreement, dated December 31, 2012, by and among Bank of America, NA (Administrative Agent, Swing Line Lender and L/C Issuer) and the Company (f/k/a Acadia Healthcare Company, LLC), the guarantors listed on the signature pages thereto, and the lenders listed on the signature pages thereto.

99	Press release, dated June 17, 2014.